UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 16, 2007

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GLOBAL SUNRISE, INC.

(Name of Small Business issuer in its charter)

                   COLORAD0                                333-137076              20-343739 1

     (State or other jurisdiction of            (Commission File No.)    (IRS Employer

      incorporation or organization)                                                 Identification No.)

1628 Second Avenue
Suite 2C
New York, NY 10028

 (Address of principal executive offices)

(718) 909-5080

(Registrant’s telephone number)

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 Item 8 01. Other Events

On  January 16, 2007 the Board of Directors of the registrant passed unanimously a resolution authorizing a change of name of the corporation t Zulu Energy Corporation, effective immediately.  The board also authorized the authorized capital to be changed from 100,000,000 shares of common stock to 500,000,000 shares of common stock  Preferred shares authorized to remain unchanged at 10,000,000.  Both common and preferred shares to have a par value of $0.001 per share

A copy of the minutes of the meeting is including in this document as Exhibit 99.1

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBITS

99.1

Board Minutes – January 16th, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 16, 2007

Global Sunrise, Inc.

/s/ Brant E. Hodyno

     Brant E. Hodyno, President

/s/ Peter Hodyno

     Peter Hodyno, Secretary